Exhibit 99.1

Frontier Communications Reports First Quarter 2021 Financial Results

•	Net income of $60 million

•	Revenue of $1.68 billion, down 6.3% year-over-year, and Adjusted EBITDA of $670 million, down 2.3% year-over-year[1], in line with expectations

•	Expects to extend fiber network to 495,000 locations in 2021, with approximately 100,000 locations completed in the first quarter

•	Expects to emerge today from Chapter 11 restructuring, reducing debt by approximately $11 billion and annual interest expense by approximately $1 billion

•	Liquidity of over $1.3 billion at emergence, creating flexibility to reinvest in fiber network expansion

•	Incoming Executive Chairman John Stratton, President and CEO Nick Jeffery, and CFO Sheldon Bruha to host presentation regarding first quarter results and path forward today at 10:00 AM ET

•	Investor Day announced for August 2021

NORWALK, Conn., Apr. 30, 2021 – Frontier Communications Corporation (“Frontier” or the “Company”) today reported financial results for the first quarter ended March 31, 2021.

Nick Jeffery, President and Chief Executive Officer of Frontier, said, “Frontier is now positioned with operational momentum and industry-leading leverage ratios to capitalize on the major growth forecast in the US fiber market. At this pivotal moment in the company’s evolution, we look forward to rapidly expanding our fiber footprint, delivering enhanced customer service offerings and value, and accelerating our efforts to build Gigabit America. Building on our first quarter performance, I am thrilled to announce our plan to expand our fiber footprint to 495,000 new locations in 2021.”

First Quarter 2021 Financial Results1

Frontier reported consolidated revenue for the first quarter of 2021 of $1.68 billion, a 6.3% decline from consolidated revenue reported in the first quarter of 2020.

While overall Data and Internet Services revenue decreased $13 million in the first quarter of 2021, or 1.5%, against the prior year, Frontier’s fiber broadband revenues grew by $19 million in the first quarter of 2021 compared to the prior year. Consumer fiber net adds were 11,000 in the quarter, the seventh consecutive quarter of positive consumer fiber net adds.

1 Prior Year Comparisons are Adjusted for Disposal of Northwest Operations.  See Schedule D on page 14 and Schedule F on page 16 for reconciliation of reported results to the results adjusted for the Disposal of Northwest Operations.   Adjusted EBITDA is a non-GAAP measure of performance, See “Non-GAAP Measures” on page 4 for a description of this measure and its calculation. See Schedule A on page 12 for a reconciliation of Adjusted EBITDA to net income/(loss).

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First quarter 2021 net income was $60 million. Adjusted EBITDA was $670 million and Adjusted EBITDA margin2 was 40.0%. This compares with Adjusted EBITDA of $686 million and Adjusted EBITDA margin of 38.4% in the first quarter of 2020. The $16 million year-over-year decline in Adjusted EBITDA was driven by revenue declines, partially offset by cost savings initiatives including the emphasis on reducing video content costs. Capital expenditures increased to $384 million in the quarter from $356 million in Q4 2020, as fiber expansion initiatives accelerate. During the quarter, Frontier built fiber to approximately 100,000 new locations, more than the total number of locations it built in all of 2020.

Consumer Results

•	Consumer revenue was $844 million, down $50 million, or 5.6%, against prior year as fiber broadband growth was offset by video and voice subscriber losses.
•	Consumer customer churn was 1.45%, a strong improvement from 1.84% in the prior year.
•	Video revenue was impacted by subscriber losses, as video subscribers (excluding DISH) decreased by 141,000, or approximately 24% as the video bundle was deemphasized.
•	Fiber broadband ARPU increased $4 year-over-year from a higher speed mix, as well as price increases on new and existing accounts.

Commercial Results

•	Commercial revenue was $749 million, a $61 million decline, or approximately 7.5%, against prior year, driven by voice declines in our retail portion.
•
The wholesale portion of Commercial also declined reflecting proactive strategic repositioning with key business partners to reset pricing in exchange for higher win shares in the future and higher overall expected cash flow stability.

Sheldon Bruha, Chief Financial Officer, said, “Our early progress in implementing operational initiatives that enhance customer retention, simplify our internal processes, and reduce costs reflect a solid start to the year. Looking ahead, our expected emergence later today provides the opportunity to aggressively reinvest in expanding our fiber business and strengthening the customer experience.”

John Stratton, incoming Executive Chairman of the Board, said, “As Frontier transitions from its financial restructuring to its new course as a revitalized public company we are encouraged by what has been accomplished and enthusiastic about the future.  Frontier is in a very strong position to accelerate the implementation of our fiber expansion plan and continually enhance the customer experience.  The incoming Board of Directors is excited to work with the team to capture the significant opportunities that lie ahead.”

2 Adjusted EBITDA margin is a non-GAAP measure of performance, calculated as Adjusted EBITDA, divided by total revenue.  See “Non-GAAP Measures” on page 5 for a description of this measure and its calculation. See Schedule A on page 12 for a reconciliation of Adjusted EBITDA to net loss.

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Capital Structure

In addition to the significant debt reduction accomplished in the Chapter 11 process, Frontier continues to take advantage of favorable market conditions to reduce interest expense and enhance liquidity. Some capital structure changes year-to-date include:

•	Issuing $750 million of takeback second lien debt to existing noteholders concurrent with today’s expected emergence as contemplated by the Plan of Reorganization, with a coupon of 5.875%;
•	Repricing the $1.25 billion Term Loan facility and reducing the interest rate by 125bps, resulting in approximately $16 million in annual interest savings;
•	Raising an incremental $225 million of First Lien Term Loan expected to close concurrent with emergence; and
•	At emergence, the company is expected to have total liquidity[3] of approximately $1.3B and an expected net debt to Adjusted EBITDA ratio of approximately of 2.2x.

Stock Trading Update

•
Concurrent with emergence, Frontier will issue approximately 244 million shares of new common stock to its senior unsecured noteholders. Together with the 6% of shares reserved under the Management Incentive Plan (MIP), there will be approximately 260 million shares outstanding.

•	Frontier expects the new common stock to begin trading on the NASDAQ on May 4, 2021 under the ticker FYBR.
•	The pre-emergence common stock (trading under OTC: FTRCQ) will be extinguished and will not receive any new equity or other considerations, as provided in the Plan of Reorganization.

For more information on the new and previously issued common stock, please visit www.frontier.com/ir.

2021 Outlook and Investor Day

Frontier has established operational and financial guidance expectations for 2021. Upon emergence from Chapter 11, Frontier expects to adopt fresh start accounting in accordance with ASC 852. The impact of the application of fresh start accounting and any associated accounting policy changes will be determined by management upon and following emergence and, as such, the guidance below does not reflect any such impact.

3 Total liquidity consists of cash and cash equivalents and available capacity under the Revolving Credit Facility.

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Frontier’s guidance for the full year 2021 is as follows:

•	Adjusted EBITDA of $2.4-$2.5 billion[4]
o
Decrease from $2.8 billion in 2020 (adjusted for the sale of the Northwest operations), driven by strategic repositioning within Wholesale, secular declines of voice and copper broadband, and higher fiber broadband customer acquisition costs, partially offset by growth in fiber broadband revenue

•	Cash taxes of approximately $50 million
•	Cash interest payments of approximately $365 million
•	Cash pension and OPEB of approximately $120 million (net of capitalization)
•	Cash capital expenditures of approximately $1.5 billion
o	Increase versus $1.2 billion in 2020 (not adjusted for Disposal of Northwest Operations) primarily driven by fiber expansion efforts accelerating during the year
•	Fiber build to 495,000 locations in 2021
o	Incremental cash cost to build estimated at approximately $550 per location
o	Level of the 2021 fiber build continues to be evaluated by new executive management

Frontier will hold an investor day in August 2021 following the completion of a strategic business review by the new Board of Directors and management.

Conference Call and Webcast

Frontier will host a conference call today at 10 AM Eastern time, followed by a question and answer session.  In connection with the conference call, Frontier furnished today, under cover of a Current Report on Form 8-K, additional materials regarding its quarterly results. The conference call will be webcast and may be accessed in the Webcasts & Presentations section of Frontier's Investor Relations website at www.frontier.com/ir.

A replay of the conference call will be available in the Webcasts & Presentations section of Frontier's Investor Relations website at www.frontier.com/ir.

About Frontier Communications
Frontier Communications offers a variety of services to residential and business customers over its fiber-optic and copper networks in 25 states, including video, high-speed Internet, advanced voice, and Frontier Secure® digital protection solutions. Frontier Business™ offers communications solutions to small, medium, and enterprise businesses. More information about Frontier is available at www.frontier.com.

4 Projected GAAP financial measures and reconciliations of projected non-GAAP financial measures are not provided herein because such GAAP financial measures are not available on a forward-looking basis and such reconciliations could not be derived without unreasonable effort

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Non-GAAP Financial Measures

Frontier uses certain non-GAAP financial measures in evaluating its performance, including EBITDA, EBITDA margin, Adjusted EBITDA, Adjusted EBITDA margin, operating free cash flow, adjusted operating expenses, and leverage ratio, each of which is described below.  Management uses these non-GAAP financial measures internally to (i) assist in analyzing Frontier's underlying financial performance from period to period, (ii) analyze and evaluate strategic and operational decisions, (iii) establish criteria for compensation decisions, and (iv) assist in the understanding of Frontier's ability to generate cash flow and, as a result, to plan for future capital and operational decisions.  Management believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding Frontier’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures (i) provide a more comprehensive view of Frontier’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation, and planning decisions and (iii) present measurements that investors and rating agencies have indicated to management are useful to them in assessing Frontier and its results of operations.

A reconciliation of these measures to the most comparable financial measures calculated and presented in accordance with GAAP is included in the accompanying tables. These non-GAAP financial measures are not measures of financial performance or liquidity under GAAP, nor are they alternatives to GAAP measures and they may not be comparable to similarly titled measures of other companies.

EBITDA is defined as net income (loss) less income tax expense (benefit), interest expense, investment and other income (loss), pension settlement costs, gains/losses on extinguishment of debt, reorganization items, and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenue.

Adjusted EBITDA is defined as EBITDA, as described above, adjusted to exclude, certain pension/OPEB expenses, restructuring costs and other charges, stock-based compensation, and certain other non-recurring items. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by total revenue.

Management uses EBITDA, EBITDA margin, Adjusted EBITDA and Adjusted EBITDA margin to assist it in comparing performance from period to period and as measures of operational performance.  Management believes that these non-GAAP measures provide useful information for investors in evaluating Frontier’s operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, among other factors, these non-GAAP financial measures have certain shortcomings.  Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

Adjusted net income (loss) attributable to Frontier common shareholders is defined as net income (loss) attributable to Frontier common shareholders and excludes restructuring costs and other charges, pension settlement costs, reorganization items, certain income tax items and the income tax effect of these items, and certain other non-recurring items.  Adjusting for these items allows investors to better understand and analyze Frontier’s financial performance over the periods presented.

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Management defines operating free cash flow, a non-GAAP measure, as net cash provided from operating activities less capital expenditures. Management uses operating free cash flow to assist it in comparing liquidity from period to period and to obtain a more comprehensive view of Frontier’s core operations and ability to generate cash flow.  Management believes that this non-GAAP measure is useful to investors in evaluating cash available to service debt and pay dividends. This non-GAAP financial measure has certain shortcomings; it does not represent the residual cash flow available for discretionary expenditures, as items such as debt repayments and preferred stock dividends are not deducted in determining such measure. Management compensates for these shortcomings by utilizing this non-GAAP financial measure in conjunction with the comparable GAAP financial measure.

Adjusted operating expenses is defined as operating expenses adjusted to exclude depreciation and amortization, restructuring and other charges, goodwill impairment charges, certain pension/OPEB expenses, stock-based compensation, and certain other non-recurring items.  Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s performance.

Leverage ratio is calculated as net debt (total debt less cash and cash equivalents) divided by Adjusted EBITDA for the most recent four quarters.  Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s debt levels.

The information in this press release should be read in conjunction with the financial statements and footnotes contained in Frontier’s documents filed with the U.S. Securities and Exchange Commission.

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Forward-Looking Statements
This press release contains "forward-looking statements," related to future events. Forward-looking statements address Frontier’s expected future business, financial performance, and financial condition, and contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "may," "will," "would," or "target." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to: our ability to realize the anticipated benefits of the financial restructuring of our existing debt, existing equity interests and certain other obligations pursuant to the Fifth Amended Joint Plan of Reorganization of Frontier Communications Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code; our ability to comply with the restrictions imposed by covenants in our financing; declines in revenue from our voice services, switched and nonswitched access and video and data services that we cannot stabilize or offset with increases in revenue from other products and services; our ability to successfully implement strategic initiatives, including opportunities to enhance revenue and realize productivity improvements; our ability to effectively manage our operations, operating expenses, capital expenditures, debt service requirement and cash paid for income taxes and liquidity; competition from cable, wireless and wireline carriers, satellite, and over the top companies, and the risk that we will not respond on a timely or profitable basis; our ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on our capital expenditures, products and service offerings; risks related to disruption in our networks, infrastructure and information technology that result in customer loss and/or incurrence of additional expenses; the impact of potential information technology or data security breaches or other cyber-attacks or other disruptions; our ability to retain or attract new customers and to maintain relationships with customers, employees or suppliers; our ability to secure, continue to use or renew intellectual property and other licenses used in our business; changes to our board of directors and management team upon emergence from bankruptcy or in anticipation of emergence, and our ability to hire or retain key personnel; our ability to dispose of certain assets or asset groups on terms that are attractive to us, or at all; the effects of changes in the availability of federal and state universal service funding or other subsidies to us and our competitors and our ability to obtain future subsidies, including participation in the proposed RDOF program; our ability to meet our CAF II obligations and the risk of penalties or obligations to return certain CAF II funds; our ability to defend against litigation and potentially unfavorable results from current pending and future litigation; our ability to comply with applicable federal and state consumer protection requirements; the effects of state regulatory requirements that could limit our ability to transfer cash among our subsidiaries or dividend funds up to the parent company; the effects of governmental legislation and regulation on our business, including costs, disruptions, possible limitations on operating flexibility and changes to the competitive landscape resulting from such legislation or regulation; the impact of regulatory, investigative and legal proceedings and legal compliance risks; government infrastructure projects (such as highway construction) that impact our capital expenditures; continued reductions in switched access revenues as a result of regulation, competition or technology substitutions; our ability to effectively manage service quality in the states in which we operate and meet mandated service quality metrics; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments, including the risk that such changes may benefit our competitors more than us, as well as potential future decreases in the value of our deferred tax assets; the effects of changes in accounting policies or practices, including potential future impairment charges with respect to our intangible assets or additional losses on assets held for sale; the effects of increased medical expenses and pension and postemployment expenses; our ability to successfully renegotiate union contracts; changes in pension plan assumptions, interest rates, discount rates, regulatory rules and/or the value of our pension plan assets, which could require us to make increased contributions to the pension plan in 2020 and beyond; adverse changes in economic, political and market conditions in the areas that we serve, the U.S. and globally, including but not limited to, changes resulting from epidemics, pandemics and outbreaks of contagious diseases, including the COVID-19 pandemic, or other adverse public health developments; potential adverse impacts of the COVID-19 pandemic on our business and operations, including potential disruptions to the work of our employees arising from health and safety measures such as social distancing and working remotely, our ability to effectively manage increased demand on our network, our ability to maintain relationships with our current or prospective customers and vendors as well as their abilities to perform under current or proposed arrangements with us, and stress on our supply chain; the trading price and volatility of our common stock; and the risks and other factors contained in Frontier’s filings with the U.S. Securities and Exchange Commission, including our most recent report on Form 10-K. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. Frontier has no obligation to update or revise these forward-looking statements and does not undertake to do so.

INVESTOR CONTACT:	MEDIA CONTACT:
Jacob Noyes	Javier Mendoz
Manager,	Vice President,
Treasury & Investor Relations	Corporate Communications & External Affairs
(203) 614-5074	(562) 305-2345
ir@ftr.com	javier.mendoza@ftr.com

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Frontier Communications Corporation
(Debtor-In-Possession)
Unaudited Consolidated Financial Data
(Unaudited)

	For the quarter ended
($ in millions and shares in thousands, except per share amounts)	March 31, 2021	December 31, 2020	March 31, 2020

Statement of Operations Data
Revenue	$1,676	$1,695	$1,933

Operating expenses:
Network access expenses	198	208	286
Network related expenses	422	421	444
Selling, general and administrative expenses	408	393	444
Depreciation and amortization	387	394	415
Loss on disposal of Northwest Operations	-	2	24
Restructuring costs and other charges	2	-	48
Total operating expenses	1,417	1,418	1,661

Operating income	259	277	272

Investment and other income (loss), net	2	(14)	5
Pension settlement costs	-	-	(103)
Loss on early extinguishment of debt	-	(72)	-
Reorganization items, net	(25)	(136)	-
Interest expense (contractual interest for the three months ended was $338 million)	(89)	(98)	(383)

Income (loss) before income taxes	147	(43)	(209)
Income tax expense (benefit)	87	7	(23)

Net income (loss)	60	(50)	(186)

Weighted average shares outstanding - basic	104,556	104,489	104,363
Weighted average shares outstanding - diluted	104,896	104,489	104,363

Basic and diluted net earnings (loss) per common share	$0.57	$(0.48)	$(1.78)

Other Financial Data:
Capital expenditures	$384	$356	$286

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Frontier Communications Corporation
(Debtor-In-Possession)
Unaudited Financial Data for Remaining Properties  (Excluding Northwest Operations)

Note: The following table presents disaggregation of revenue for the operations located in the remaining 25 states (“Remaining Properties”) after excluding the Northwest Operations (“Northwest Ops”) through the date of sale from the Consolidated Company’s results. See Schedule D for a reconciliation to the Total Company Results.

	For the quarter ended
($ in millions)	March 31, 2021	December 31, 2020	March 31, 2020

Selected Statement of Operations Data
Revenue:
Data and Internet services	$842	$834	$855
Voice services	487	490	529
Video services	169	181	212
Other	95	101	108
Revenue from contracts with customers	1,593	1,606	1,704
Subsidy and other revenue	83	89	84
Total revenue	$1,676	$1,695	$1,788

Other Financial Data
Revenue:
Consumer	$844	$857	$894
Commercial	749	749	810
Revenue from contracts with customers	1,593	1,606	1,704
Subsidy and other revenue	83	89	84
Total revenue	$1,676	$1,695	$1,788

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Frontier Communications Corporation
(Debtor-In-Possession)
Unaudited Operating Data for Remaining Properties  (Excluding Northwest Operations)

Note: The following table presents operating metrics for the operations located in the remaining 25 states (“Remaining Properties”) after excluding the Northwest Operations (“Northwest Ops”) through the date of sale from the Consolidated Company’s results. See Schedule E for a reconciliation to the Total Company Results.

	For the quarter ended
	March 31, 2021	December 31, 2020	March 31, 2020

Consumer customer metrics
Customers (in thousands)	3,234	3,264	3,373
Net customer additions (losses)	(30)	(42)	(39)
Average monthly consumer revenue per customer	$86.60	$87.00	$87.88
Customer monthly churn	1.45%	1.67%	1.84%

Broadband subscriber metrics
Broadband subscribers (in thousands)	3,052	3,069	3,183
Net subscriber additions (losses)	(17)	(49)	(28)

Video (excl. DISH) subscriber metrics
Video subscribers (in thousands)	453	485	594
Net subscriber additions (losses)	(32)	(33)	(37)

DISH subscriber metrics
DISH subscribers (in thousands)	129	134	149
Net subscriber additions (losses)	(5)	(5)	(7)

Employees	16,201	16,200	16,487

Frontier Communications Corporation
(Debtor-In-Possession)
Condensed Consolidated Balance Sheet Data

	(Unaudited)
($ in millions)	March 31, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents (1)	$2,107	$1,829
Accounts receivable, net	519	553
Other current assets	221	272
Total current assets	2,847	2,654

Property, plant and equipment, net	12,987	12,931
Other assets	1,126	1,210
Total assets	$16,960	$16,795

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Long-term debt due within one year	$5,782	$5,781
Accounts payable and other current liabilities	1,369	1,359
Total current liabilities	7,151	7,140

Deferred income taxes and other liabilities	3,069	2,990
Liabilities subject to compromise	11,570	11,565
Equity (deficit)	(4,830)	(4,900)
Total liabilities and equity (deficit)	$16,960	$16,795

(1) On the effective date of our emergence from bankruptcy, an estimated $1,313 million of cash will be distributed to creditors as set forth in the Plan of Reorganization.

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Frontier Communications Corporation
(Debtor-In-Possession)
Consolidated Cash Flow Data
(Unaudited)

	For the three months ended
($ in millions)	March 31, 2021	March 31, 2020

Cash flows provided from (used by) operating activities:
Net income (loss)	$60	$(186)
Adjustments to reconcile net loss to net cash provided from (used by) operating activities:
Depreciation and amortization	387	415
Pension settlement costs	-	103
Stock-based compensation	(1)	1
Amortization of deferred financing costs	-	8
Other adjustments	1	1
Deferred income taxes	84	(30)
Loss on disposal of Northwest Operations	-	24
Change in accounts receivable	34	29
Change in accounts payable and other liabilities	48	110
Change in prepaid expenses, income taxes, and other assets	52	2
Net cash provided from operating activities	665	477

Cash flows provided from (used by) investing activities:
Capital expenditures	(384)	(286)
Proceeds on sale of assets	2	2
Other	2	2
Net cash used by investing activities	(380)	(282)

Cash flows used by financing activities:
Long-term debt payments	-	(5)
Finance lease obligation payments	(5)	(8)
Other	(2)	-
Net cash used by financing activities	(7)	(13)

Increase in cash, cash equivalents, and restricted cash	278	182
Cash, cash equivalents, and restricted cash at January 1,	1,887	809

Cash, cash equivalents, and restricted cash at March 31,	$2,165	$991

Supplemental cash flow information:
Cash paid during the period for:
Interest	$40	$163
Income tax payments, net	$-	$1
Reorganization items, net	$56	$-

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SCHEDULE A

Frontier Communications Corporation
(Debtor-In-Possession)
Unaudited Financial Data for Remaining Properties  (Excluding Northwest Operations)
Reconciliation of Non-GAAP Financial Measures

Note: The following table presents Non-GAAP Measures for the operations located in the remaining 25 states (“Remaining Properties”) after excluding the Northwest Operations (“Northwest Ops”) through the date of sale from the Consolidated Company’s results. See Schedule F for a reconciliation to the Total Company Results.

	For the quarter ended
($ in millions)	March 31, 2021	December 31, 2020	March 31, 2020

Net income (loss)	$60	$(50)	$(283)
Add back (subtract):
Income tax expense (benefit)	87	7	(23)
Interest expense	89	98	383
Investment and other (income) loss, net	(2)	14	(5)
Pension settlement costs	-	-	103
Loss on extinguishment of debt	-	72	-
Reorganization items, net	25	136	-
Operating income	259	277	175
Depreciation and amortization	387	394	415
EBITDA	$646	$671	$590

Add back:
Pension/OPEB expense	23	20	23
Restructuring costs and other charges	2	-	48
Stock-based compensation	(1)	-	1
Loss on disposal of Northwest Operations	-	2	24
Adjusted EBITDA	$670	$693	$686

EBITDA margin	38.5%	39.6%	33.0%
Adjusted EBITDA margin	40.0%	40.9%	38.4%

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SCHEDULE B

Frontier Communications Corporation
(Debtor-In-Possession)
Reconciliation of Non-GAAP Financial Measures for Total Consolidated Operations

	For the quarter ended
	March 31, 2021		December 31, 2020		March 31, 2020
($ in millions, except per share amounts)	Net Income (Loss)	Basic Earnings (Loss) Per Share	Net Income (Loss)	Basic Earnings (Loss) Per Share	Net Income (Loss)	Basic Earnings (Loss) Per Share

Net income (loss) attributable to Frontier common shareholders	$60	$0.57	$(50)	$(0.48)	$(186)	$(1.78)

Restructuring costs and other charges	2		-		48
Pension settlement costs	-		-		103
Reorganization items, net	25		136		-
Loss on extinguishment of debt	-		72		-
Loss on disposal of Northwest Operations	-		2		24
Certain other tax items (1)	41		51		13
Income tax effect on above items:
Restructuring costs and other charges	(1)		-		(10)
Pension settlement costs	-		-		(25)
Reorganization items, net	(7)		(2)		-
Loss on extinguishment of debt	-		(31)		-
Loss on disposal of business	-		(8)		-
	$60	$0.57	$220	$2.11	$153	$1.47
Adjusted net income (loss) attributable to Frontier common shareholders(2)	$120	$1.15	$170	$1.63	$(33)	$(0.32)

(1) Includes impact arising from federal research and development credits, changes in certain deferred tax balances, interest expense deductions, state tax law changes, state filing method change,  and the net impact of uncertain tax positions.
(2) Adjusted net income (loss) attributable to Frontier common shareholders may not sum due to rounding.

SCHEDULE C
Frontier Communications Corporation
(Debtor-In-Possession)
Reconciliation of Non-GAAP Financial Measures for Remaining Properties  (Excluding Northwest Operations)

Note: The following table presents Non-GAAP Measures for the operations located in the remaining 25 states (“Remaining Properties”) after excluding the Northwest Operations (“Northwest Ops”) through the date of sale from the Consolidated Company’s results. See Schedule G for a reconciliation to the Total Company Results.

	For the quarter ended
($ in millions)	March 31, 2021	December 31, 2020	March 31, 2020

Adjusted Operating Expenses

Total operating expenses	$1,417	$1,418	$1,613

Subtract:
Depreciation and amortization	387	394	415
Loss on disposal of Northwest Operations	-	2	24
Pension/OPEB expense	23	20	23
Restructuring costs and other charges	2	-	48
Stock-based compensation	(1)	-	1
Adjusted operating expenses	$1,006	$1,002	$1,102

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SCHEDULE D

Frontier Communications Corporation
(Debtor-In-Possession)
Reconciliation of Non-GAAP Financial Measures for Remaining Properties to Consolidated Frontier

	For the quarter ended
	March 31, 2021	December 31, 2020	March 31, 2020
	Consolidated	Consolidated	Consolidated	Northwest	Remaining
($ in millions)	Frontier	Frontier	Frontier	Ops (1)	Properties

Data and Internet services	$842	$834	$932	$77	$855
Voice services	487	490	572	43	529
Video services	169	181	222	10	212
Other	95	101	117	9	108
Revenue from contracts with customers	1,593	1,606	1,843	139	1,704
Subsidy revenue	83	89	90	6	84
Revenue	1,676	1,695	1,933	145	1,788

Operating expenses (2):
Network access expenses	198	208	286	10	276
Network related expenses	422	421	444	19	425
Selling, general and administrative expenses	408	393	444	19	425
Depreciation and amortization	387	394	415	-	415
Loss on disposal of Northwest Operations	-	2	24	-	24
Restructuring costs and other charges	2	-	48	-	48
Total operating expenses	1,417	1,418	1,661	48	1,613

Operating income	259	277	272	97	175

Consumer	$844	$857	$971	$77	$894
Commercial	749	749	872	62	810
Revenue from contracts with customers	1,593	1,606	1,843	139	1,704
Subsidy revenue	83	89	90	6	84
Total revenue	$1,676	$1,695	$1,933	$145	$1,788

(1) Amounts represent the financial results of our Northwest Operations for the three months ended March 31, 2020.
(2) Operating expenses for Northwest Ops do not include allocated expenses which are included in operating expenses for our Remaining Properties.

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SCHEDULE E

Frontier Communications Corporation
(Debtor-In-Possession)
Unaudited Operating Data for Remaining Properties  (Excluding Northwest Operations)

	For the quarter ended
	March 31, 2021	December 31, 2020	March 31, 2020
	Consolidated	Consolidated	Consolidated	Northwest	Remaining
	Frontier	Frontier	Frontier	Ops	Properties
Customers (in thousands)	3,553	3,571	4,063	N/A	N/A

Consumer customer metrics
Customers (in thousands)	3,234	3,264	3,703	330	3,373
Net customer additions (losses)	(30)	(42)	(44)	(5)	(39)
Average monthly consumer revenue per customer	$86.60	$87.00	$86.93	$77.22	$87.88
Customer monthly churn	1.45%	1.67%	1.81%	1.52%	1.84%

Commercial customer metrics
Customers (in thousands)	319	307	360	N/A	N/A

Broadband subscriber metrics
Broadband subscribers (in thousands)	3,052	3,069	3,480	297	3,183
Net subscriber additions (losses)	(17)	(49)	(33)	(5)	(28)

Video (excl. DISH) subscriber metrics
Video subscribers (in thousands)	453	485	621	27	594
Net subscriber additions (losses)	(32)	(33)	(39)	(2)	(37)

DISH subscriber metrics
DISH subscribers (in thousands)	129	134	165	16	149
Net subscriber additions (losses)	(5)	(5)	(8)	(1)	(7)

Employees	16,201	16,200	17,437	950	16,487

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SCHEDULE F
Frontier Communications Corporation
(Debtor-In-Possession)
Reconciliation of Non-GAAP Financial Measures for Remaining Properties to Consolidated Frontier

	For the quarter ended
	March 31, 2021	December 31, 2020	March 31, 2020
	Consolidated	Consolidated	Consolidated	Northwest	Remaining
($ in millions)	Frontier	Frontier	Frontier	Ops (1)	Properties

Net income (loss)	$60	$(50)	$(186)	$97	$(283)
Add back (subtract):
Income tax benefit	87	7	(23)	-	(23)
Interest expense	89	98	383	-	383
Investment and other loss (income), net	(2)	14	(5)	-	(5)
Pension settlement costs	-	-	103	-	103
Loss on extinguishment of debt	-	72	-	-	-
Reorganization items, net	25	136	-	-	-
Operating income	259	277	272	97	175

Depreciation and amortization	387	394	415	-	415
EBITDA	646	671	687	97	590

Add back:
Pension/OPEB expense	23	20	23	-	23
Restructuring costs and other charges	2	-	48	-	48
Stock-based compensation	(1)	-	1	-	1
Loss on disposal of Northwest Operations	-	2	24	-	24
Adjusted EBITDA	$670	$693	$783	$97	$686

EBITDA margin	38.5%	39.6%	35.6%	66.9%	33.0%
Adjusted EBITDA margin	40.0%	40.9%	40.5%	66.9%	38.4%

Free Cash Flow
Net cash provided from operating activities	$665	$497	$477	N/A	N/A
Capital expenditures	(384)	(356)	(286)	N/A	N/A
Operating free cash flow	$281	$141	$191	N/A	N/A

(1) Amounts represent the financial results of our Northwest Operations for the three months ended March 31, 2020. Net loss does not include the impact of income taxes and interest expense.

SCHEDULE G
Frontier Communications Corporation
(Debtor-In-Possession)
Reconciliation of Non-GAAP Financial Measures for Remaining Properties to Consolidated Frontier

	For the quarter ended
	March 31, 2021	December 31, 2020	March 31, 2020
	Consolidated	Consolidated	Consolidated	Northwest	Remaining
($ in millions)	Frontier	Frontier	Frontier	Ops (1)	Properties

Adjusted Operating Expenses

Total operating expenses (2)	$1,417	$1,418	$1,661	$48	$1,613

Subtract:
Depreciation and amortization	387	394	415	-	415
Loss on disposal of Northwest Operations	-	2	24	-	24
Pension/OPEB expense	23	20	23	-	23
Restructuring costs and other charges	2	-	48	-	48
Stock-based compensation	(1)	-	1	-	1
Adjusted operating expenses	$1,006	$1,002	$1,150	$48	$1,102

(1) Amounts represent the financial results of our Northwest Operations for the three months ended March 31, 2020.
(2) Operating expenses for Northwest Ops do not include allocated expenses which are included in operating expenses for our Remaining Properties.

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Schedule H
Frontier Communications Corporation
(Debtor-in-Possession)
Selected Financial and Operating Data for Remaining Properties, Excluding Northwest Operations
(Unaudited)

		As of or for the Quarter Ended
		03/31/19	06/30/19	09/30/19	12/30/19	03/31/20	06/30/20	09/30/20	12/31/20	03/31/21
Estimated Fiber Passings (in millions)
Base Fiber Passings		N/A	N/A	N/A	N/A	3.2	3.2	3.2	3.2	3.2
Total Fiber Passings		N/A	N/A	N/A	N/A	3.2	3.2	3.2	3.3	3.4

Estimated Broadband Fiber % Penetration
Base Fiber Penetration		N/A	N/A	N/A	N/A	40.9%	41.1%	41.2%	41.4%	41.5%
Total Fiber Penetration		N/A	N/A	N/A	N/A	41.0%	41.1%	41.2%	40.7%	39.9%

Broadband Customers, end of period (in thousands)
Consumer	Fiber	1,195	1,186	1,186	1,190	1,200	1,207	1,214	1,223	1,234
	Copper	1,565	1,523	1,474	1,441	1,418	1,401	1,380	1,348	1,326
	Total	2,760	2,709	2,660	2,631	2,618	2,608	2,594	2,571	2,560

Business (1)	Fiber	117	117	117	118	118	116	117	117	120
	Copper	198	192	185	179	171	166	160	154	149
	Total	315	309	302	297	289	282	277	271	269

Broadband Net Adds (in thousands)
Consumer	Fiber	(7)	(9)	-	4	10	7	7	9	11
	Copper	(19)	(42)	(49)	(33)	(23)	(17)	(21)	(31)	(22)
	Total	(26)	(51)	(49)	(29)	(13)	(10)	(14)	(22)	(11)

Business (1)	Fiber	-	-	-	1	-	(2)	1	-	3
	Copper	(7)	(6)	(7)	(6)	(8)	(5)	(6)	(6)	(5)
	Total	(7)	(6)	(7)	(5)	(8)	(7)	(5)	(6)	(2)

Broadband Churn
Consumer	Fiber	2.75%	2.81%	2.69%	2.24%	1.97%	1.54%	1.81%	1.56%	1.40%
	Copper	2.38%	2.64%	2.91%	2.53%	2.36%	2.03%	2.11%	1.96%	1.63%
	Total	2.54%	2.71%	2.81%	2.40%	2.18%	1.81%	1.97%	1.77%	1.52%

Business (1)	Fiber	2.14%	1.96%	2.00%	1.80%	1.88%	1.74%	1.67%	1.49%	1.44%
	Copper	2.23%	2.18%	2.26%	2.16%	2.14%	1.88%	2.01%	1.76%	1.70%
	Total	2.20%	2.09%	2.16%	2.02%	2.03%	1.82%	1.87%	1.65%	1.59%

Broadband ARPU
Consumer	Fiber	$55.1	$53.5	$52.9	$52.7	$52.5	$52.4	$52.8	$54.5	$56.0
	Copper	38.1	38.5	38.9	38.8	38.7	39.1	39.1	39.3	40.1
	Total	$45.4	$45.0	$45.1	$45.0	$44.9	$45.2	$45.5	$46.5	$47.7

Business (1)	Fiber	$84.8	$87.6	$87.8	$87.1	$87.1	$86.1	$86.2	$87.1	$86.6
	Copper	61.9	64.2	63.8	64.4	65.2	64.0	64.2	65.2	64.9
	Total	$70.4	$73.0	$73.1	$73.3	$74.0	$73.0	$73.6	$74.6	$74.4

(1) Business customers include our small, medium business and larger enterprise (SME) commerical customers. Wholesale customers are excluded.

- 17 of 18 -

Schedule H (continued)
Frontier Communications Corporation
(Debtor-in-Possession)
Selected Financial and Operating Data for Remaining Properties, Excluding Northwest Operations
(Unaudited)

	As of or for the Quarter Ended
	03/31/19	06/30/19	09/30/19	12/30/19	03/31/20	06/30/20	09/30/20	12/31/20	03/31/21
($ in millions)
Revenue by Product Type:
Data	$888	$885	$851	$822	$855	$849	$838	$834	$842
Voice	604	582	574	555	529	509	500	490	487
Video	256	248	233	222	212	197	186	181	169
Other	113	111	106	108	108	105	103	101	95
Revenue from customers	$1,861	$1,826	$1,764	$1,707	$1,704	$1,660	$1,627	$1,606	$1,593
Subsidy and other revenue	85	89	85	85	84	94	99	89	83
Total revenue - Remaining Properties	$1,946	$1,915	$1,849	$1,792	$1,788	$1,754	$1,726	$1,695	$1,676
Total revenue - Northwest Operations	155	152	148	150	145	47	-	-	-
Total revenue - Consolidated Frontier	$2,101	$2,067	$1,997	$1,942	$1,933	$1,801	$1,726	$1,695	$1,676

Revenue by Customer Type:
Consumer	$996	$969	$943	$923	$894	$874	$859	$857	$844
Commercial	865	857	821	784	810	786	768	749	749
Revenue from customers	$1,861	$1,826	$1,764	$1,707	$1,704	$1,660	$1,627	$1,606	$1,593
Subsidy and other revenue	85	89	85	85	84	94	99	89	83
Total revenue - Remaining Properties	$1,946	$1,915	$1,849	$1,792	$1,788	$1,754	$1,726	$1,695	$1,676
Total revenue - Northwest Operations	155	152	148	150	145	47	-	-	-
Total revenue - Consolidated Frontier	$2,101	$2,067	$1,997	$1,942	$1,933	$1,801	$1,726	$1,695	$1,676

Remaining Properties’ Financial Data
Net income (loss)	$(153)	$(5,392)	$(444)	$(263)	$(283)	$(210)	$15	$(50)	$60
Add back (subtract):
Income tax expense (benefit)	18	(534)	(21)	(74)	(23)	(57)	(11)	7	87
Interest expense	379	383	382	391	383	160	121	98	89
Investment and other (income) loss, net	9	9	10	9	(5)	20	14	14	(2)
Pension settlement costs	-	-	-	57	103	56	-	-	-
Loss on extinguishment of debt	20	-	-	-	-	-	-	72	-
Reorganization items, net	-	-	-	-	-	142	131	136	25
Operating income (loss)	273	(5,534)	(73)	120	175	111	270	277	259
Depreciation and amortization	449	429	422	420	415	397	392	394	387
EBITDA	$722	$(5,105)	$349	$540	$590	$508	$662	$671	$646

Add back:
Pension/OPEB expense	20	19	20	19	23	23	24	20	23
Restructuring costs and other charges	27	30	27	82	48	36	3	-	2
Stock-based compensation	3	4	3	5	1	1	1	-	(1)
Storm-related insurance proceeds	(1)	-	-	(5)	-	(1)	-	-	-
Goodwill impairment	-	5,449	276	-	-	-	-	-	-
Loss on disposal of Northwest Operations	-	384	30	32	24	136	-	2	-
Adjusted EBITDA	$771	$781	$705	$673	$686	$703	$690	$693	$670

EBITDA margin	37.1%	-266.6%	18.9%	30.1%	33.0%	29.0%	38.4%	39.6%	38.5%
Adjusted EBITDA margin	39.6%	40.8%	38.1%	37.6%	38.4%	40.1%	40.0%	40.9%	40.0%

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